Exhibit 15

November 4, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 4, 2008 on our review of interim financial information of Unit Corporation for the three and nine month periods ended September 30, 2008 and 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008 is incorporated by reference in its registration statements on Form S-3 (File No.’s 333-104165 and 333-83551) and Form S-8 (File No.’s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194 and 333-137857).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tulsa, Oklahoma